                                                                       Exhibit 5

                   [Simpson Thacher & Bartlett LLP Letterhead]

                                                                  March 23, 2004

Communications & Power Industries, Inc.
811 Hansen Way
P.O. Box 51110
Palo Alto, California 94303-1110

Ladies and Gentlemen:

         We have acted as counsel to Communications & Power Industries, Inc., a Delaware corporation (the "Company"), and to CPI Holdco, Inc., a Delaware corporation, CPI Subsidiary Holdings Inc., a Delaware corporation, Communications & Power Industries International Inc., a Delaware corporation, and Communications & Power Industries Asia Inc., a Delaware corporation (collectively, the "Guarantors"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Company of $125,000,000 aggregate principal amount of 8% Senior Subordinated Notes due 2012 (the "Exchange Securities") and the issuance by the Guarantors of guarantees (the "Guarantees") with respect to the Exchange Securities. The Exchange Securities and the Guarantees will be issued under an indenture dated as of January 23, 2004 (the "Indenture") among the Company, the Guarantors and BNY Western Trust Company, as trustee (the "Trustee"). The Exchange Securities will be offered by the Company in exchange (the "Exchange") for $125,000,000 aggregate principal amount of its outstanding 8% Senior Subordinated Notes due 2012.

         We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements,

COMMUNICATIONS & POWER INDUSTRIES, INC.

                                                                  March 23, 2004

                                       -2-

documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

         Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

                  1. When the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, the Exchange Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

                  2. When the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and the Guarantees have been duly executed and issued, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

         Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. We express no opinion with respect to any severability provisions contained in the Exchange Securities or the Guarantees.

COMMUNICATIONS & POWER INDUSTRIES, INC.

                                                                  March 23, 2004

                                       -3-

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

         We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                            Very truly yours,

                                            /s/ Simpson Thacher & Bartlett LLP

                                            SIMPSON THACHER & BARTLETT LLP